Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is made by and among Kevin B. Cashen (“Executive”), Bay Bank, F.S.B., a federal savings bank (the “Bank”), and Bay Bancorp, Inc., a Maryland corporation and parent company of the Bank (“Bancorp” and, together with the Bank, the “Company”). Executive, the Bank and Bancorp are sometimes individually referred to herein as a “Party” and are sometimes collectively referred to herein as the “Parties”. Capitalized terms used but not defined herein shall have the meanings given such terms in the Employment Agreement (as defined below).

RECITALS

WHEREAS, Executive is employed by the Company as its President and Chief Executive Officer pursuant to an Employment Agreement, dated as of February 26, 2014, by and among Executive, the Bank and Bancorp (the “Employment Agreement”), which is being amended hereby as provided in Section 4(e) hereof.

WHEREAS, Executive also serves as a director of the Bank and of Bancorp.

WHEREAS, Executive and the Company desire to terminate Executive’s relationships with the Company and agree to the terms and conditions relating thereto.

NOW, THEREFORE, in consideration of the covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

1.                  Resignation. Executive hereby resigns as (a) the President and Chief Executive Officer and an employee of the Company, (b) a director of the Bank and (c) a director of Bancorp, such resignations to be effective as of December 5, 2014 (the “Resignation Date”). Executive agrees and understands that after the Resignation Date, he is not authorized to perform any work for, or to represent himself to others as an employee or other agent of, the Company. The Company hereby waives any prior notice required to be given pursuant to the Employment Agreement by Executive in connection with his resignations.

2.                  Commitments of the Company.

(a)                Payment of Accrued Amounts. Executive shall be entitled to receive (i) any reimbursable business expenses (as provided in the Employment Agreement) that have been incurred by Executive but remain unreimbursed by the Company as of the Resignation Date, provided that Executive has accounted for such expenses in writing on or before the Resignation Date, and (ii) all unpaid Base Salary and other compensation that has accrued through the Resignation Date (the amounts set forth in items (i) and (ii) are collectively referred to herein as the “Accrued Amounts”). The Accrued Amounts, less all applicable federal, state and local tax withholding and deductions, shall be paid as soon as is reasonably practicable following the Resignation Date (but in no event later than five (5) business days following the Resignation Date).

(b)               Payment of Severance and Additional Benefits. In full accord and satisfaction of all Released Claims (as defined below in Section 4(a)(i) of this Agreement), and subject to Section 5 and Section 6 of this Agreement, Executive shall be entitled to the following additional payments and benefits:

(i)                 The Bank will pay Executive the cash value of any unused vacation that Executive has accrued through the Resignation Date, computed on a daily basis, which shall be paid in a lump sum within 10 day after the date on which this Agreement becomes effective and enforceable (the “Effective Date”).

(ii)               The Bank will Pay Executive an amount equal to $295,500 (the “Severance”), which is the sum of (A) $250,000 (i.e., Executive’s Base Salary amount at the annual rate in effect immediately prior to the Resignation Date) and (B) $45,500 (i.e., the average of the actual cash bonuses earned by Executive for the calendar years ending December 31, 2011, 2012 and 2013). The Severance shall be paid in 12 equal monthly installments commencing within 10 days after the Effective Date.

(iii)             During the period that the Severance is paid, Executive may elect to continue his participation in the Company’s medical and dental plan(s) pursuant to the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), in which case the Company will reimburse Executive for the costs of such election less any amounts that Executive would have paid for such coverages had he remained an active employee of the Company.

(iv)             During the period that the Severance is paid, Executive may continue to participate in the Company’s life insurance benefits plan(s) on the same terms and conditions that apply to the Company’s principal executive officer position; provided, however, that if any life insurance benefits plan prohibits continued coverage of Executive due to his termination of employment with the Company, then the Bank will pay the portion of the premium due upon conversion of Executive’s coverage to an individual life insurance policy that relates to the period during which the Severance is paid.

(v)               All unvested awards granted to Executive under the Carrollton Bancorp 2007 Equity Plan and the Jefferson Bancorp, Inc. 2010 Stock Option Plan (collectively, the “Equity Plans”) that have not expired or been forfeited pursuant to their terms (the “Equity Awards”) shall, notwithstanding any provisions thereof with respect to vesting, immediately vest and become fully exercisable or payable, as the case may be. In addition, the award agreements evidencing Equity Awards that are stock options will be amended to provide that such Equity Awards will, subject to the other terms and conditions of such agreements, remain exercisable by Executive until the earlier of the date that is 12 months following the Resignation Date and their Expiration Dates (as specified in the stock option agreements) notwithstanding the termination of Executive’s employment, subject in all cases to the condition that Executive does not breach or threaten to breach this Agreement or any term of the Employment Agreement that survives the termination of his employment. All Equity Awards shall otherwise remain subject to the terms and conditions of the Equity Plans and their respective award agreements. Bancorp shall take or cause to be taken all actions necessary, consistent with the terms and conditions of the Equity Plans, to effect such modifications. The Equity Awards that constitute stock options are identified in Schedule 1 hereto.

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(vi)             The Bank will provide Executive with reasonable outplacement services through a placement agency chosen by the Bank for up to 12 months following the Effective Date.

(c)                No Other Payments or Benefits. Executive agrees that he is not entitled to any payments by or benefits from the Company other than (i) as set forth in this Section 2 or (ii) any monies properly payable to Executive for indemnification or advancement by virtue of rights to which Executive may be entitled pursuant to the charter or bylaws of the Bank or the Company or pursuant to any policy of insurance maintained by the Company. Without limiting the generality of the foregoing, Executive acknowledges and agrees that he is not be entitled to any payments or benefits pursuant to Section 13 of the Employment Agreement.

3.                  Termination of Benefits. Except as provided otherwise in paragraphs (iii) and (iv) of Section 2(b), Executive’s coverage under the Company’s employee benefit and insurance plans, programs and arrangements will terminate on the Resignation Date (other than Executive’s right to elect to continue his health and dental insurance at his sole cost and expense following the termination of his employment with the Bank pursuant to COBRA to the extent that paragraph (iii) of Section 2(b) does not apply).

4.                  Commitments of Executive.

(a)                General Release and Forbearance Agreement.

(i)                 Except as provided in Section 4(a)(ii) hereof, Executive releases and discharges the Company, Affiliates, their respective officers, directors, employees, agents, stockholders, and all employee benefit plans sponsored by the Company (the “Released Parties”), from any and all debts, demands, actions, complaints, charges, causes of action, suits, covenants, contracts, wages, bonuses, damages and any and all claims, demands, liabilities and expenses (including attorneys’ fees and costs) whatsoever of any name or nature, both in law and in equity (“Claims”) which he had, now has or hereafter may have, based on any act or omission which occurred through the Effective Date, other than those described in Section 4(a)(ii) hereof (the “Released Claims”). Without limiting the generality of the foregoing, this general release covers all Claims arising out of or related to Executive’s employment with the Company, the termination of his employment, the Employment Agreement, and/or any other relationship of any kind between Executive and a Released Party, including, without limitation, (A) Claims for tort or contract, or relating to salary, wages, bonuses, severance, commissions, stock or stock options, the breach of any oral or written contract or promise, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, and medical, disability or other leave; (B) Claims arising out of, based on, or connected with Executive’s employment by the Company, including, without limitation, the terms and conditions of employment, or with his service as a director of the Company, and the termination of that employment or service, including, without limitation, Claims arising under Section 806 of the Sarbanes-Oxley Act of 2002, and any other Claims alleging retaliation of any nature; (C) for alleged securities violations by the Company, including, without limitation, in any way related to the exercise or payment of equity awards granted to Executive; and/or (D) for unlawful employment discrimination of any kind, including, without limitation, discrimination due to age, sex, disability or handicap, including, without limitation, failure to offer reasonable accommodations, race, color, religion, sexual orientation, national origin, or sexual or other unlawful harassment arising under or based on any local, state or federal equal employment opportunity, anti-discrimination or similar law, policy, order, regulation or guidelines affecting or relating to Claims or rights of employees. This general release is agreed to without reliance upon any statement or representation by the Company.

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(ii)               Notwithstanding Section 4(a)(i) hereof, this general release does not cover any Claims in respect of (A) rights to indemnification and to be held harmless and be defended by the Company pursuant to the Bank’s charter or bylaws or Bancorp’s charter or bylaws to the extent that Executive is entitled thereto, (B) directors and officers insurance rights to which Executive may be entitled, (C) rights to contribution to which Executive may be entitled, (D) rights that Executive has in his capacity as an equityholder of Bancorp, (E) rights under this Agreement, including in respect of Severance, or (F) rights to any vested benefits under the Bay Bank, F.S.B. 401(k) Savings Plan and Trust or the Equity Plans (collectively, the “Excluded Claims”).

(iii)             Executive represents and warrants that he has not sued or filed any Claim against the Company or any of the other Released Parties in or with any local, state or federal court or administrative agency. Executive will not sue or bring any Released Claim against the Company or any of the other Released Parties with respect to any matters arising out of or relating to his employment or service with the Company, or any Released Claims that, as a matter of law, cannot be released, such as under workers’ compensation, for unemployment benefits or any Released Claims related to the Company’s future involvement with, if any, Executive’s retirement plans with the Company. In the event that Executive, on his behalf, sues or brings any Released Claim against the Company or any of the other Released Parties in respect of any of the foregoing matters, that suit or Released Claim shall be dismissed, if permitted by law, upon presentation of this Agreement and Executive will reimburse the Company for all legal fees and expenses incurred in defending such suit or Released Claim and obtaining its dismissal. Notwithstanding anything to the contrary contained in this Section 4, nothing in this Agreement shall preclude Executive from filing a charge or complaint of discrimination with the Equal Employment Opportunity Commission or any other administrative agency or from participating or cooperating in any investigation or proceeding with respect to discrimination conducted by any of such agencies. However, in the event that such a charge or complaint is filed with any administrative agency by Executive, or in the event of an authorized investigation, charge or lawsuit filed by any administrative agency, Executive hereby expressly waives, and shall not accept, any monetary award, damages, costs or attorneys’ fees or release of any sort against the Company or any of the other Released Parties.

(b)               Cooperation. Executive will respond to inquiries and otherwise assist the Company with respect to matters with which he had been involved while employed by the Company. Without limiting the generality of the foregoing, Executive will cooperate with the Company in its investigation, defense or prosecution of any potential or actual claim, charge, grievance, or suit by or against the Company. Executive shall not communicate with any attorney or representation of any person who may be involved in any claim, charge, grievance or suit that is adverse to the Company, and will immediately notify the Company of any such communication or attempted communication.

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(c)                Return of Property.

(i)                 On or before the Effective Date, executive will:

(A)             return to the Company all originals and copies of Property of the Company that is in Executive’s possession or under his control; provided, however, that with respect to any Property the nature of which prevents its return, Executive will permanently delete and/or destroy all such Property; and he will provide written certification to the Executive Chairman of the Bank within five days of the Effective Date that he has fully complied with his obligations under this paragraph (A);

(B)              not take any action to preserve or regain access to Property by or through any means, including, without limitation, access to the Company’s facilities or through a computer or other digital or electronic means; and

(C)              promptly pay all amounts due, owing or otherwise payable by Executive to the Company. Executive expressly authorizes the Company to withhold any amounts payable to him, including for compensation, reimbursement and otherwise, until he has complied with this paragraph (C).

(ii)               Executive will promptly return any Property which may come into his possession or under his control in the future, will not make any copy thereof, and will not, directly or indirectly, use, disclose, or transmit in any manner any of such Property.

(d)               Intellectual Property.

(i)                 Executive agrees that any and all information, reports, other documents, domain names, and other works (whether in an electronic format or otherwise) created for or on behalf of the Company by Executive during his service with the Company, whether or not developed on Company premises or equipment or during normal Company business hours (the “Intellectual Property”), are and shall remain works made for hire and the sole and exclusive property of the Company. To the extent that such Intellectual Property is not considered work made for hire, Executive hereby assigns to the Company (or its nominee) any and all interest that he may now or in the future have in the Intellectual Property. Upon request by the Company, Executive shall execute and deliver to the Company any document or instrument that may be necessary to secure or perfect the Company’s title to or interest in any Intellectual Property so assigned.

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(ii)               On and after the Resignation Date, Executive will not, directly or indirectly, create, develop, adopt, license or otherwise use any intellectual property of the Company, including, without limitation, any copyright, trademark, service mark, mark, brand or trade secret (or anything which is similar thereto and/or a derivative thereof) that the Company has used or currently uses or that Executive has reason to know is being contemplated for future use by the Company, with such prohibited use including use as a portion of or the entire design, brand, trademark, service mark, title, domain name, Facebook name or Twitter handle. Executive agrees that all such intellectual property is owned by the Company and the Executive waives all claims to such intellectual property.

(e)                Ongoing Obligations Under Employment Agreement. Executive acknowledges and agrees that his obligations under Section 7, Section 9 (as amended hereby) and Section 11 of the Employment Agreement (relating to confidentiality, the protection of the Company’s business, and remedies in respect of the foregoing) are not affected by this Agreement and remain in full force and effect; provided, however, that Section 9(a) of the Employment Agreement is, subject to Section 5(b) hereof, hereby amended to reduce, for purposes only of Section 9(a)(i), the Restricted Period (as defined in the Employment Agreement) from one (1) year after the termination of Executive’s employment to six (6) months after the termination of Executive’s employment. For the avoidance of doubt, the Restricted Period shall continue for one (1) year after the termination of Executive’s employment for purposes of all provisions of Section 9 of the Employment Agreement other than Section 9(a)(i).

5.                  Remedies in the Event of Breach.

(a)                General. In the event that a Party breaches or threatens to breach any covenant, agreement, obligation, representation or warranty made in this Agreement, such Party agrees to pay the non-breaching Party’s attorneys’ fees and other costs and expenses incurred by the non-breaching Party in connection with such breach or threatened breach, including, without limitation, the fees and costs incurred in seeking to obtain injunctive relief or other damages with respect to the breach or threatened breach.

(b)               Breach by Executive. In addition to the remedies specified in Section 5(a), if Executive breaches or threatens to breach (i) any covenant, agreement, obligation, representation or warranty made in this Agreement or (ii) any covenant, agreement, obligation, representation or warranty made in the Employment Agreement which survives the termination of Executive’s employment with the Company, such as, without limitation, Section 7 or Section 9 of the Employment Agreement, then (x) the Company’s obligations under Section 2(b) of this Agreement shall immediately terminate and the Company shall have the right to recover all payments made to or for the benefit of Executive under Section 2(b), but Executive’s obligations under this Agreement shall remain in full force and effect; provided, however, that the foregoing shall apply in the event of a breach or threatened breach of any covenant, agreement or obligation, representation or warranty that relates to a claim under the Age Discrimination in Employment Act (the “ADEA”) only if and to the extent permitted by the ADEA; and (y) the amendment to Section 9(a) of the Employment Agreement effected by Section 4(e) hereof shall be null and void and the Restricted Period shall automatically revert, for all purposes, to the period stated in the original Section 9(a) of the Employment Agreement.

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The foregoing remedies shall be in addition to, and not in lieu of, any other remedy, at law or in equity, that the non-breaching Party may have in connection with the breach or threatened breach.

6.                  Compliance with Law. Notwithstanding anything in this Agreement to the contrary, any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(k)) and the regulations promulgated thereunder (including those contained in 12 C.F.R. Part 359), as such statutory provision and regulations may be amended, superseded and/or replaced from time to time. If a payment due to Executive under this Agreement constitutes “deferred compensation” (as defined in Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)) and such payment is scheduled to be paid within six months after the Resignation Date, then such payment shall be paid within 15 calendar days after the end of the six-month period that begins on the Resignation Date. If Executive dies prior to the date that payments are required to commence in accordance with the previous sentence, then payment shall be made in a lump sum within 15 calendar days after the appointment of the personal representative or executor of Executive’s estate following his death. This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of Internal Revenue Code of 1986, as amended (the “Code”), and any Treasury Regulations and guidance promulgated thereunder. Should any provision of this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, then such provision may be modified and given effect (retroactively if necessary), in the sole discretion of the Company and without Executive’s consent, in such manner as the Company determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary: (a) in no event shall the Company exercise its discretion to accelerate the timing or settlement of any required payment hereunder where such payment constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision; and (b) the Company shall have no liability to Executive, including, without limitation, for any taxes or penalties that may be imposed on Executive, in the event that any provision of this Agreement is not compliant with, or exempt from, Section 409A of the Code. As used in this Agreement, the terms “termination of employment”, “resignation” and words of similar import mean, for purposes of any payments under this Agreement that are payments of deferred compensation subject to Section 409A of the Code, Executive’s “separation from service” as defined in Section 409A of the Code.

7.                  Miscellaneous.

(a)                Taxes. Executive shall be liable for and shall pay all federal, state and local income or other similar taxes, and all related interest, penalties or other liabilities and costs, that may be due in connection with the payments to be made to Executive hereunder. The Company shall have the right to withhold from any such payments all amounts necessary to satisfy its withholding obligations with respect thereto. Executive acknowledges that the Company has not made representations or warranties of any kind regarding the tax consequence, if any, of any payments made hereunder.

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(b)               No Representations by the Company. Executive acknowledges and agrees that the Company has made no representations or promises to him except as expressly set forth herein.

(c)                Notices.

(i)                 All notices, requests, demands or other communications that are required or may be given under this Agreement shall be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to the Bank or Bancorp:

Bay Bank, F.S.B.

2328 West Joppa Road, Suite 325

Lutherville, Maryland 21093

Attn: Executive Chairman

With a copy to:

Gordon Feinblatt LLC

233 East Redwood Street

Baltimore, Maryland 21202

Attn: Andrew Bulgin, Esquire

If to Executive:

Kevin B. Cashen

2 Grainfield Court

Catonsville, Maryland 21228

With a copy to:

(ii)               All notices, requests or other communications will be effective and deemed given only as follows: (A) if given by personal delivery, upon such personal delivery; (B) if sent by certified or registered mail, on the fifth (5th) business day after being deposited in the United States mail; or (C) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

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(d)               No Admission. This Agreement is entered into by the Parties for settlement purposes only and does not constitute an admission of wrongdoing of any kind.

(e)                Governing Law; Jurisdiction; No Jury Trial.

(i)                 This Agreement has been made in and shall be governed by and construed in accordance with the laws of the State of Maryland, exclusive of any conflicts of law principle which would apply the law of another jurisdiction, and, to the extent applicable, the laws of the United States, whether as to its validity, construction, capacity, performance or otherwise.

(ii)               Any judicial proceeding arising out of or relating to this Agreement (including any declaratory judgments) shall, if it is to be filed in State court, be filed exclusively in the State courts located in Baltimore County, Maryland or, if is to be filed in Federal court, be filed exclusively in the Federal courts located in Baltimore, Maryland, and each Party hereby consents to, and will submit to, the personal and subject matter jurisdiction of such courts in any proceeding to enforce any of its obligations under this Agreement and shall not contend that any such court is an improper or inconvenient venue. The foregoing shall not limit the right of any Party to obtain execution of judgment in any other jurisdiction. Any service of process in any such action, suit, proceeding, claim, dispute or controversy shall be by delivering the same or by mailing the same (by referred or certified mail, return receipt requested) to the relevant addresses set forth in Section 7(c) hereof or to such other addresses as may have been designated in writing.

(iii)             EACH OF THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION ARISING UNDER THIS AGREEMENT.

(f)                Blue Pencil. It is the desire and intent of the Parties that the provisions contained in each Section of this Agreement, and within the subsections of such Sections, especially (but in no way limited to) those provisions of Sections 4 and 5, are intended to be separate and divisible and shall be enforced to the fullest extent permissible under applicable laws and public policies. Accordingly, if any portion of any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, then (i) such portion shall not be held to affect the validity of any other provision contained in this Agreement, and (ii) such portion shall be deemed amended either to conform to such restrictions as such court may allow, or to delete therefrom or reform the portion thus adjudicated to be invalid and unenforceable. The Parties hereby expressly request and authorize any court of competent jurisdiction to modify any provision of this Agreement if necessary to render it enforceable, in such manner as to preserve as much as possible the Parties’ original intentions, as expressed therein, with respect to the scope thereof.

(g)               Amendment. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Executive and an authorized officer of the Bank and Bancorp.

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(h)               Waiver. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to any Party whether at law, in equity, or otherwise. No delay, forbearance, or neglect by any Party, whether in one or more instances, in the exercise or any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Agreement shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Agreement, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by the Party to be charged with such waiver. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in such writing.

(i)                 Headings; Construction. The headings of the Sections and subsections of this Agreement are for convenience of reference only, form no part of this Agreement, and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. All references to Sections, subsections, paragraphs, items or other subdivisions in this Agreement refer to the corresponding Sections, subsections, paragraphs, items or other subdivisions of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, item or other subdivision of this Agreement.

(j)                 Counterparts. This Agreement may be executed in any number of counterparts, each copy of which shall serve as an original for all purposes, but all copies shall constitute but one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original of this Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

8.                  Consideration and Revocation Period.

YOU (EXECUTIVE) HAVE FORTY-FIVE (45) CALENDAR DAYS FROM THE DATE OF YOUR RECEIPT OF THIS AGREEMENT TO CONSIDER THIS AGREEMENT BEFORE YOU SIGN IT. YOU MAY SIGN THIS AGREEMENT EARLIER IF YOU WISH, BUT THE DECISION IS ENTIRELY YOURS. ONCE YOU SIGN THIS AGREEMENT, YOU HAVE SEVEN (7) CALENDAR DAYS AFTER SIGNING TO REVOKE IT, AND THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF THAT SEVEN (7) CALENDAR DAY PERIOD.

TO REVOKE THIS AGREEMENT, YOU MUST DELIVER YOUR WRITTEN REVOCATION TO THE BANK AS PROVIDED IN SECTION 7(c) OF THIS AGREEMENT DURING SUCH SEVEN (7) DAY PERIOD. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY OF YOUR OWN CHOOSING AND AT YOUR OWN EXPENSE PRIOR TO EXECUTING THIS AGREEMENT. THE AGREEMENT, AMONG OTHER THINGS, WAIVES RIGHTS THAT YOU MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. NOTHING IN THIS AGREEMENT WAIVES RIGHTS OR CLAIMS UNDER THE ADEA THAT MAY ARISE AFTER THE DATE THAT THIS AGREEMENT IS EXECUTED.

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IN THE EVENT THAT YOU DO NOT ACCEPT THIS AGREEMENT, BY YOUR SIGNATURE ON AND RETURN OF THE ENCLOSED COPY OF THIS AGREEMENT NOT LATER THAN FORTY-FIVE (45) CALENDAR DAYS FROM THE DATE OF YOUR RECEIPT OF THIS AGREEMENT, OR, IN THE EVENT THAT YOU DO ACCEPT THIS AGREEMENT BUT SUBSEQUENTLY REVOKE IT WITHIN SEVEN (7) CALENDAR DAYS AFTER SIGNING IT, THE COMPANY’S OFFER TO ENTER INTO THIS AGREEMENT WILL BE WITHDRAWN AND WILL NOT BE REINSTATED, AND THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE.

YOU AGREE THAT ANY MODIFICATION, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DOES NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL FORTY-FIVE (45) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS STATED HEREIN, YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST THE COMPANY AND THE RELEASED PARTIES AS PROVIDED HEREIN.

THIS AGREEMENT CONTAINS A RELEASE AND AN AGREEMENT NOT TO SUE. PLEASE READ BEFORE SIGNING.

[Signatures Appear on Next Page]

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[Signature Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

WITNESS:

/s/ William Weller	/s/ Kevin B. Cashen
William Weller, Secretary	Kevin B. Cashen

Date: December 5, 2014

ATTEST:	BAY BANK, F.S.B.

/s/ William Weller	By:/s/ Joseph J. Thomas
William Weller, Secretary	Name: Joseph J. Thomas
Title: Executive Chairman

Date: December 5, 2014

ATTEST:	BAY BANCORP, INC.

/s/ William Weller	By:/s/ Joseph J. Thomas
William Weller, Secretary	Name: Joseph J. Thomas
Title: Executive Chairman

Date: December 5, 2014

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Schedule 1

Equity Awards to Vest as of the Resignation Date

1.	Option to purchase 173,292 shares of Bancorp’s common stock (adjusted to reflect Bancorp’s merger with Jefferson Bancorp, Inc.) granted on July 10, 2010 under the Jefferson Bancorp, Inc. 2010 Stock Option Plan; and

2.	Option to purchase 41,436 shares of Bancorp’s common stock granted on January 2, 2013 under the Carrollton Bancorp 2007 Equity Plan.

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